Exhibit 1.1

Carparts.com, Inc.

6,000,000 Shares
Common Stock
($0.001 par value per share)

Underwriting Agreement

New York, New York
August 13, 2020

RBC Capital Markets, LLC
As Representative of the several Underwriters,
200 Vesey Street
New York, New York 10281-8098

Ladies and Gentlemen:

Carparts.com, Inc., a Delaware corporation (the “Company”), and the individual listed in Schedule I here (the “Selling Shareholder”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 4,000,000 shares and 2,000,000 shares, respectively, of common stock, $0.001 par value per share (“Common Stock”) of the Company (said shares to be issued and sold by the Company and sold by the Selling Shareholder being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to 900,000 additional shares of Common Stock from the Company (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-240467), which became effective on August 11, 2020, including a base prospectus, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

1.          Representations and Warranties by the Company. The Company hereby represents and warrants to, and agrees with, each Underwriter, as of the date of this underwriting agreement (this “Agreement”), as of the Closing Date (as defined herein) and as of each additional Settlement Date (as defined herein), if any, as set forth below in this Section 1.

(a)          The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act, and the Securities have been and remain eligible for registration by the Company on such Registration Statement.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Execution Time, the Closing Date and any Settlement Date complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Execution Time, the Closing Date and any Settlement Date complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(b)          On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.  There are no contracts or other documents required to be described in the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)          (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer as defined in Rule 405, without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(e)          Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)          The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the SEC pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(g)          All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable and were filed on a timely basis with the SEC, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2019.

(i)          All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(j)          The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Stock Market LLC (the Nasdaq Global Market) (“Nasdaq”); the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Company’s shares of Common Stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(k)          There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the heading “Material U.S. Federal Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l)          This Agreement has been duly authorized, executed and delivered by the Company. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(m)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, in each case, as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(n)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as (i) have been obtained under the Act, (ii) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus and (iii) may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(o)          Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, result in the termination, modification or acceleration of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (x) the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (y) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(p)          Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)          No holders of securities of the Company and its subsidiaries have rights to require the registration of such securities under the Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Securities.

(r)          The consolidated historical financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus complies, in all material respects, with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(s)          Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(t)          No action, suit, inquiry or proceeding brought by or before any court or governmental agency, authority or body or any arbitrator (“Actions”) involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no current or pending Actions that are required under the Act to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not so described therein.

(u)          RSM US LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v)          There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(w)          The Company and each of its subsidiaries has filed all federal, state and foreign income and franchise tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except as would not have a Material Adverse Effect, or as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(y)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)          No subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)          The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)          The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, especially during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) are effective in all material respects to perform the functions for which they were established.  Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, whether or not remediated, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee)          Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $50,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures or earnings or financial position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of its subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(ff)          None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(gg)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(hh)          Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintained and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)          Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country.

(ll)          The interactive data in the eXtensible Business Reporting Language required to be included as an exhibit to the documents incorporated by reference into the Registration Statement, fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(mm)          Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(nn)          No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, customers, suppliers, shareholders or other affiliates of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(oo)          The statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(pp)          Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(qq)          No projection or other forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances or has been disclosed other than in good faith. No such statement was made with the knowledge of an executive officer or director of the Company that was false or misleading.

(rr)          Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.  Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (a)  there are no rights of third parties to any such Intellectual Property; (b)  there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d)  there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f)  there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ss)          Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(tt)          There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(uu)          [Reserved].

(vv)          The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been disclosed in the Registration Statement and the Prospectus, or those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to maintain such compliance would not reasonably be excepted to result in a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Representations and Warranties by the Selling Shareholder. The Selling Shareholder severally represents and warrants to, and agrees with, each Underwriter, as of the date of this Agreement and as of the Closing Date, as set forth below in this Section 2.

a)          Accurate Disclosure.  Neither the Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection 2(a) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder (the “Selling Shareholder Information”); the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Prospectus.

b)          Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

c)          Authorization of Custody Agreement.  The Custody Agreement, in the form heretofore furnished to the Representative (the “Custody Agreement”), has been duly authorized, executed and delivered by the Selling Shareholder and is the valid and binding agreement of the Selling Shareholder.

d)          Noncontravention.  The execution and delivery of this Agreement and the Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

e)          Valid Title.  The Selling Shareholder has, and on the Closing Date will have, valid title to the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a valid security entitlement in respect of such Securities.

f)          Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

g)          Absence of Manipulation.  The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

h)          Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of Nasdaq, state securities laws or the rules of FINRA.

i)          No Registration or Other Similar Rights.  The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities (A) registered for sale by the Company under the Registration Statement, other than those that have been registered thereunder or those that the Selling Shareholder has waived or (B) included in the offering contemplated by this Agreement, other than the Securities that are being sold in the offering and those that the Selling Shareholder has waived.

j)          No Free Writing Prospectuses.  The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

k)          No Association with FINRA.  Neither the Selling Shareholder nor any of their affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

3.          Purchase and Sale.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price of $12.4254 per share, the respective amounts of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4.          Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, New York City time, on August 18, 2020, or at such time on such later date not more than two Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company or the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Company and the Custodian pursuant to the Selling Shareholder’s Custody Agreement, as the case may be.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 200 Vesey Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option, but not sooner than the second Business Day after the Company receives the notice of exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.          Agreements.  The Company and the Selling Shareholder agree with the several Underwriters that:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review a reasonable period of time prior to the proposed time of filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 12(a) of the Act and the rules and regulations of the SEC thereunder.

(e)          The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)          The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)          The Company will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any subsidiary, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 17 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h)          If RBC Capital Markets, LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(n) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)          Each of the Company and the Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)          The Company and the Selling Shareholder covenant and agree with one another and with the several Underwriters that (a) the Company will pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including (A) filing fees and (B) in an aggregate amount not to exceed $15,000, the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii)  the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder; (b) the Company will pay or cause to be paid the costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including: (i) the reasonable fees and disbursements of one counsel for the Selling Shareholder and (ii) the Selling Shareholder’s pro rata share of the fees and expenses of the Custodian; and (c) the Selling Shareholder will pay or cause to be paid:  (i) subject to the following sentence, all taxes incident to the sale and delivery of the Securities to be sold by the Selling Shareholder to the Underwriters hereunder; and (ii) the underwriting discount and commission associated with the Securities to be sold by the Selling Shareholder hereunder. In connection with clause (c)(i) of the preceding sentence, the Representative agrees to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement.

(k)          Each of the Company and the Selling Shareholder agree that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company and the Selling Shareholder that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Selling Shareholder agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(l)          The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m)          The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

(n)          The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(o)          The Company will use its best efforts to list, subject to notice of issuance, the Securities on Nasdaq.

(p)          The Selling Shareholder will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certificate Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

7.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and, if applicable, any additional Settlement Date, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of its obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b);any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused Dorsey & Whitney LLP, counsel for the Company, to have furnished to the Representative their opinion and their negative assurance letter, in each case dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(c)          The  Representative shall have received from Dorsey & Whitney LLP, counsel for the Selling Shareholder, such opinion or opinions, dated the Closing Date and addressed to the Representative, in the form and substance satisfactory to the counsel for the Underwriters.

(d)          The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)          The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date or if applicable, any additional Settlement Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)          the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or if applicable, any additional Settlement Date, as the case may be, with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)          The Company shall have requested and caused RSM US LLP to have furnished to the Representative, at the Execution Time, at the Closing Date and if applicable, any additional Settlement Date, as the case may be, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(g)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)          The Selling Shareholder shall have furnished to the Representative a certificate, dated the Closing Date, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(i)          [Reserved].

(j)          Prior to the Closing Date and if applicable, any additional Settlement Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(k)          [Reserved].

(l)          The Securities shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representative.

(m)          The FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(n)          Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company listed on Schedule V hereto addressed to the Representative.  The Company will use its best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(o)          [Reserved].

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and if applicable, any additional Settlement Date, as the case may be, by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 885 Third Avenue, New York, New York 10022, on the Closing Date and if applicable, any additional Settlement Date, as the case may be,.

8.          Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Shareholder, jointly and severally, will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.          Indemnification and Contribution.   The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus, any roadshow  or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the fourth paragraph thereof related to selling concessions and dealer reallowances and (ii) the thirteenth and fourteenth paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)          The Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder hereunder.

(d)          Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by RBC Capital Markets, LLC, any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)          In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company or the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or Nasdaq or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

12.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons or the Selling Shareholder referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; if sent to the Company, will be mailed, delivered or telefaxed to 2050 W. 190th Street, Torrance, California 90504, attention to Alfredo Gomez, General Counsel; or, if sent to the Selling Shareholder, will be mailed to 11676 Terryhill Place, Los Angeles, California 90049, attention to Mehran Nia.

14.          U.S. Special Resolution Regime.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.          No Fiduciary Duty. Each of the Company and the Selling Shareholder hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any Selling Shareholder and (c) the Company and the Selling Shareholder’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholder agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising each of the Company and the Selling Shareholder on related or other matters).  Each of the Company and the Selling Shareholder agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and/or the Selling Shareholder, in connection with such transaction or the process leading thereto.

17.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          Applicable Law and Submission to Jurisdiction.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Designated Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Designated Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19.          Waiver of Jury Trial. The Company and the Selling Shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.          Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

22.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City..

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including the exhibits, financial statements and schedules thereto and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“SEC” shall mean the Securities and Exchange Commission.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

CARPARTS.COM, INC.

By:	/s/ Lev Peker
Name:	Lev Peker
Title:	CEO

NIA LIVING TRUST ESTABLISHED SEPTEMBER 2, 2004:

/s/ Mehran Nia
Name:	Mehran Nia
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

RBC Capital Markets, LLC

By:	/s/ Tim Karman
	Name:	Tim Karman
	Title:	Managing Director

For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

Schedule I

Selling Shareholder	Number of Underwritten Shares
Mehran Nia.	2,000,000
Total	2,000,000

Schedule II
Underwriters	Number of Underwritten Securities to be Purchased	Number of Option Securities (if any) to be Purchased
RBC Capital Markets, LLC.	4,500,000	675,000
Craig Hallum Group LLC.	600,000	90,000
D.A. Davidson & Co.	450,000	67,500
Roth Capital Markets LLC	450,000	67,500
Total	6,000,000	900,000

Schedule III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

[None]

EXHIBIT B  –  Form of Press Release

CarParts.com, Inc.
[Date]

CarParts.com, Inc. (the “Company”) announced today that RBC Capital Markets, LLC, the lead book-running manager in the Company’s recent public sale of [ ˜ ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to ______ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on ________, 202__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM  –  Form of Waiver of Lock-Up

[Letterhead of RBC]

Corporation
Public Offering of Common Stock

_________, 2020

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by CarParts.com, Inc. (the “Company”) of [ ˜ ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company and the lock-up letter dated ________, 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated _________, 2020, with respect to ________ shares of Common Stock (the “Shares”).

RBC Capital Markets, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective _________, 2020; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of RBC Representative]

[Name and title of RBC Representative]

cc:  Company